UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2010

SYBASE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16493 (Commission File Number)	94-2951005 (I.R.S. Employer Identification Number)
One Sybase Drive
Dublin, CA 94568
(Address of principal executive offices, including zip code)
(925) 236-5000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers.
     On February 9, 2010 the Sybase, Inc. (the “Company”) Compensation Committee of the Board of Directors determined and approved, and on February 10, 2010 the independent members of the Board of Directors ratified, the 2010 compensation of Mr. John S. Chen, the Company’s Chairman, CEO and President. On February 9, 2010 the Compensation Committee of the Board of Directors approved the 2010 compensation of the following Company officers (i) Marty Beard, President, Sybase 365, (ii) Dr. Raj Nathan, EVP and Chief Marketing Officer, (iii) Jeff Ross, SVP & Chief Financial Officer, and (iv) Steven Capelli, President Worldwide Field Operations.
On February 9, 2010, the CEO recommended and the Compensation Committee approved discretionary bonuses for the following Named Executive Officers: (a) $54,398 for Marty Beard, (b) $79,335 for Steve Capelli, and (c) $56,284 for Raj Nathan. These amounts are separate and in addition to bonuses paid under the bonus plans disclosed in the 2009 annual compensation letters filed for such individuals in a Form 8-K on February 10, 2009.
Letters detailing 2010 cash compensation (including base salary, targeted bonus and total targeted earnings) and long-term incentive awards for Mr. Chen and the officers named above are filed as Exhibits 99.1 to 99.6 to this report.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description
99.1	Letter, dated February 10, 2010 to John S. Chen regarding 2010 compensation.

99.2	Letter, dated February 9, 2010 to Marty Beard regarding 2010 compensation.

99.3	Letter, dated February 9, 2010 to Steve Capelli regarding 2010 compensation.

99.4	Letter, dated February 9, 2010 to Raj Nathan regarding 2010 compensation.

99.5	Letter, dated February 9, 2010 to Jeff Ross regarding 2010 compensation.

99.6	Summary of Vesting Terms for Exhibits 99.1 to 99.5

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYBASE, INC.
Date: February 11, 2010	By:	/s/ Daniel R. Carl
		Name:	Daniel R. Carl
		Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Letter, dated February 10, 2010 to John S. Chen regarding 2010 compensation.

99.2	Letter, dated February 9, 2010 to Marty Beard regarding 2010 compensation.

99.3	Letter, dated February 9, 2010 to Steve Capelli regarding 2010 compensation.

99.4	Letter, dated February 9, 2010 to Raj Nathan regarding 2010 compensation.

99.5	Letter, dated February 9, 2010 to Jeff Ross regarding 2010 compensation.

99.6	Summary of Vesting Terms for Exhibits 99.1 to 99.5